                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NORD RESOURCES CORPORATION

                                   ----------

          1. The name of the corporation is NORD RESOURCES CORPORATION.

          2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is:

          To explore for, develop, extract, mine, produce, treat, transport and market minerals of all kinds, through-out the world.

          To acquire interests in real or personal property of any kind or description, including, but not limited to, claims, concessions and mineral rights, or contractual rights to acquire such interests (either alone or in conjunction with others).

          To conduct geological, geophysical, geochemical and other exploratory investigations of any property, by drilling or otherwise, to develop any property by stripping, underground development or otherwise, to lease or otherwise obtain the use of any method, process, patent or technique in conducting such exploration or development and to furnish mining or mill equipment with respect to any properties resulting in production.

          To operate producing properties and to enter into operating agreements with others with respect thereto, pursuant to which the Corporation or others may be named as operator.

          To hold properties or interests therein in the name of any nominee, to hold and administer non-producing properties and to purchase and establish inventories of equipment and material, and to hold, invest and reinvest the assets of the Corporation in cash, securities or any other investment, whether income producing or otherwise.

          To execute, whether in the name of a nominee or agent or otherwise, and perform any partnership or joint venture agreement whereby the Corporation may become a general or limited partner in any partnership or a joint venturer in any joint venture.

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          To borrow or raise moneys for any of the purposes of the corporation, and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To purchase, receive, take by grant, gift, devise bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporations property and assets, or any interest therein, wherever situated.

          In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

          The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

          4. The total number of shares of stock which the corporation shall have authority to issue is six million (6,000,000) and the par value of each of such shares is One Cent ($0.01) amounting in the aggregate to Sixty Thousand Dollars ($60,000.00).

          5A. The name and mailing address of each incorporator is as follows:

      NAME            MAILING ADDRESS
      ----            ---------------
B. J. Consono      100 West Tenth Street
                   Wilmington, Delaware

F. J. Obara, Jr.   100 West Tenth Street
                   Wilmington, Delaware

J. L. Rivera       100 West Tenth Street
                   Wilmington, Delaware

     5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

         NAME                MAILING ADDRESS
         ----                ---------------
Edgar F. Cruft           300 Slate Ave., N.W.
                         Albuquerque, N.M. 87101

Richard L. Steinberger   1406 Third Natl. Bldg.
                         Dayton, Ohio 45402

Thomas G. O'Donnell      300 Slate Ave., N.W.
                         Albuquerque, N.M. 87101

Donald L. Roettele       3200 Ridgeview Ave.
                         Dayton, Ohio 45409

Robert J. Ziehler        1875 N. Gettysburg Ave.
                         Dayton, Ohio 45427

Edward B. Lange          13th Floor
                         Third National Bldg.
                         Dayton, Ohio 45402

          6. The corporation is to have perpetual existence.

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter, or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

          8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 18th day of January 1971.

                                        B. J. Consono
                                        ----------------------------------------

                                        F. J. Obara, Jr.
                                        ----------------------------------------

                                        J. L. Rivera
                                        ----------------------------------------

State of Delaware    )
                     ) ss:
County of New Castle )

          BE IT REMEMBERED that on this 18th day of January A.D. 1971 personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J. Obara, Jr. and J. L. Rivera, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

          GIVEN under my hand and seal of office the day and year aforesaid.


                                        A. Dana Atwell
                                        ----------------------------------------
                                        Notary Public

A. DANA ATWELL
NOTARY PUBLIC
APPOINTED OCT. 27, 1969
STATE OF DELWARE
TERM TWO YEARS

                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE

          I, EUGENE BUNTING, Secretary of State of the State of Delaware, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "NORD RESOURCES CORPORATION", as received and filed in this office the eighteenth day of January, A. D. 1971, at 10 o'clock A. M.

               IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Dover this eighteenth day of January in the year of our Lord one thousand nine hundred and seventy-one.

                                        EUGENE BUNTING
                                        Secretary of State


                                        ----------------------------------------
                                        R. H. CALDWELL
                                        Ass't. Secretary of State

Secretary's Office
1855 Delaware 1793

                               Received for Record

                            January 18th, A. D. 1971.

                          Leo J. Dugan, Jr., Recorder.

STATE OF DELAWARE    )
                     ) ss:
COUNTY OF NEW CASTLE )

     Recorded in the Recorder's Office at Wilmington, in Incorporation Record _________, Vol._______ Page ___________ &c., the 18th day of January, A. D.
1971.

     Witness my hand and official seal.


                                        ----------------------------------------
                                        Leo J. Dugan, Jr.
                                        Recorder

Recorders Office
New Castle Co. Del.
Mercy Justice

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NORD RESOURCES CORPORATION

          It is hereby certified that

          1. The name of the corporation (hereinafter called the "Corporation") is NORD RESOURCES CORPORATION.

          2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOUR thereof and by substituting in lieu of said Article the following new Article:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ten million (10,000,000) and the par value of each of such shares is One Cent ($.0l) amounting in the aggregate to One Hundred Thousand ($100,000) Dollars."

          3. The foregoing was duly adopted in accordance with Section 242 of the Delaware General Corporation Law by resolution of the Board of Directors of the Corporation on March 22, 1981 and approved by the holders of a majority of the capital stock outstanding at the Corporation's Annual Meeting of Shareholders on May 1, 1981.

Signed this 14th day of May, 1981.


                                        /s/ Richard L. Steinberger
                                        ----------------------------------------
                                ATTEST: Richard L. Steinberger,
                                        Executive Vice President and
                                        Secretary


                                        /s/ Edgar F. Cruft
                                        ----------------------------------------
                                        Edgar F. Cruft
                                        President

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

          On this 14th day of May, 1981 before me personally appeared RICHARD L. STEINBERGER and Edgar F. Cruft to me known and known to me to be the individuals who executed the foregoing instrument and they duly acknowledged to me that they executed the same.


                                        /s/ Pauline L. Kay
                                        ----------------------------------------
                                        Notary Public

                                                         [seal]
                                                     PAULINE L. KAY
                                            Notary Public, State of New York
                                                     No. 41-7167570
                                               Qualified in Queens County
                                            Commission Expires March 30, 1982

                            CERTIFICATE OF AMENDMENT

                                     - of -

                          CERTIFICATE OF INCORPORATION

                                     - of -

                           NORD RESOURCES CORPORATION

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is NORD RESOURCES CORPORATION and the certificate of incorporation of the Corporation was filed on January 18, 1971.

          2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

          "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is Twenty--Five Million (25,000,000) and the par value of each such share is One Cent ($.01) amounting in the aggregate to Two Hundred and Fifty Thousand ($250,000) Dollars."

          3. The certificate of incorporation of the Corporation is hereby further amended by renumbering Article TENTH thereof as Article "ELEVENTH" and adding a new Article TENTH as follows:

          "TENTH: No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as director, except, in addition to any and all other requirements for such liability, (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) to the extent provided under
          Section 174 of Title 8 of the Delaware Code (relating to the General Corporation Law of the State of Delaware) or any amendment thereto or successor provision thereto, (iv) for any transactions for which said director derived personal benefit. Neither the amendment nor repeal of this Article Tenth, nor the adoption of any provision of this certificate of incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Tenth, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision."

          4. The foregoing was duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law by resolution of the Board of Directors of the Corporation on November 13, 1986 and approved by the holders of a majority of the capital stock outstanding at a Special Meeting of Shareholders of the Corporation on January 20, 1987.

Signed as of the 20th day of January, 1987


                                        /s/ Richard L. Steinberger
                                        ----------------------------------------
                                        Richard L. Steinberger, President


ATTESTED TO:


/s/ Karl Frydryk
-------------------------------------
Karl Frydryk, Assistant Secretary

                                        [stamped:
                                        "RECEIVED FOR RECORD
                                        APR 13 1987
                                        William M. Honey, Recorder"]

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 12:00 PM 10/11/1996
                                                   960297452 - 0769561

                            CERTIFICATE OF AMENDMENT

                                     - of -

                          CERTIFICATE OF INCORPORATION

                                     - of -

                           NORD RESOURCES CORPORATION

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is NORD RESOURCES CORPORATION and the certificate of incorporation of the Corporation was filed on January 18, 1971.

          2. The certificate of incorporation of the Corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article 4:

          "4: The total number of shares of stock which the Corporation is authority TO ISSUE IS Forty Million (40,000,000) and the par value of each such share is One Cent ($.01) amounting in the aggregate to Four Hundred Thousand ($400,000) Dollars."

          3. The foregoing was duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law by resolution of the Board of Directors of the Corporation on June 3, 1996 and approved by the holders of a majority of the capital stock outstanding at the annual meeting of shareholders of the Corporation on June 4, 1996.

Signed as of the 4th day of June, 1996


                                        /s/ Karl Frydryk
                                        -------------------------------------
                                        Karl Frydryk, Secretary


ATTESTED TO:


/s/ Leo E. Dugdale
-------------------------------------
Leo E. Dugdale, Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                     - of -

                          CERTIFICATE OF INCORPORATION

                                     - of -

                           NORD RESOURCES CORPORATION

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is NORD RESOURCES CORPORATION and the certificate of incorporation of the Corporation was filed on January 18, 1971.

          2. The certificate of incorporation of the Corporation is hereby amended by striking Article 4 thereof and by substituting in lieu of said Article the following new Article 4:

          "4: The total number of shares of stock which the Corporation has authority to issue is Fifty Million (50,000,000) and the par value of each such share is One Cent ($.01) amounting in the aggregate to Five Hundred Thousand ($500,000) Dollars."

          4. The foregoing was duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law by resolution of the Board of Directors of the Corporation on October 2, 1996 and approved by the holders of a majority of the capital stock outstanding and entitled to vote at a special meeting of shareholders of the Corporation on November 20, 1996.

Signed as of the 20th day of November, 1996.


                                        /s/ Karl Frydryk
                                        ----------------------------------------
                                        Karl Frydryk, Secretary


ATTESTED TO:


/s/ Leo E. Dugdale
-------------------------------------
Leo E. Dugdale, Assistant Secretary

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                               FILED 10:00 AM 01/13/1997
                                                   971011630 - 0769561